NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FIRST QUARTER RESULTS

OLNEY, MARYLAND, April 21, 2009 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income available to common shareholders for the first quarter of 2009 of $1.0 million ($.06 per diluted share) compared to net income of $8.2 million ($.50 per diluted share) for the first quarter of 2008 and a net loss available to common shareholders of $3.8 million ($.23 per diluted share) for the fourth quarter of 2008. The first quarter of 2009 included a provision for loan and lease losses of $10.6 million related primarily to the residential real estate development portfolio.

“Our level of loan loss provisioning continues to be influenced by the ongoing negative economic conditions on both a regional and local basis. Specifically, the $10.6 million provision was driven by internal risk rating downgrades along with specific reserves that are set up to cover individual loans in our residential real estate development portfolio,” said Daniel J. Schrider, President and Chief Executive Officer. “We continue to aggressively monitor and work out problem credits in all segments of our loan portfolios, particularly those related to builders.”

“On the deposit side, we are extremely pleased with our recent growth in customer funding sources, which advanced 8% during the first quarter. This growth was due in large part to our new Premier money market product.  While we are pricing this product very competitively over the short term, we believe the resulting growth in market share will enable us to develop expanded customer relationships that we can retain over the long term.”

“We also closed over $121 million in residential mortgage loans in the first quarter of 2009 compared to $62 million in the prior year quarter,” said Schrider.  “This provides further evidence of our dedication to provide needed banking services to the communities that we serve.”

First Quarter Highlights:

•
The provision for loan and lease losses totaled $10.6 million for the quarter compared to $2.7 million for the first quarter of 2008 and $17.8 million for the fourth quarter of 2008.  The provision was in response to continued internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

•	The net interest margin was 3.39% for the first quarter compared to 3.99% for the first quarter of 2008 and 3.73% for the fourth quarter of 2008.

•
Noninterest expenses decreased 2% for the quarter compared to the first quarter of 2008 and decreased 11% versus the linked fourth quarter of 2008. Excluding the goodwill impairment charge in the fourth quarter, noninterest expenses decreased 4%.These results are consistent with the Company’s expectations for project LIFT, a previously disclosed initiative for managing operating expenses.

•
Customer funding sources, comprised of deposits and other short-term borrowings from core customers, increased 8% compared to balances at both March 31, 2008 and December 31, 2008. These increases were due primarily to growth in the Company’s new Premier money market savings product.

Review of Balance Sheet and Credit Quality

Comparing March 31, 2009 balances to March 31, 2008, total assets increased 11% to $3.5 billion due mainly to a 9% growth in deposits. This growth in deposits was the primary driver of increases of 52% in investments and 38% in cash and cash equivalents. Total loans and leases increased 4% to $2.5 billion compared to the prior year. This increase in loans was comprised mainly of a 6% increase in commercial loans and a 9% increase in consumer loans.  Total loans decreased 1% compared to the fourth quarter of 2008.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 8% to $2.6 billion at March 31, 2009 compared to the prior year.  Such customer funding sources also increased 8% compared to the fourth quarter of 2008.  These increases were due primarily to growth resulting from the Company’s new Premier money market account. Borrowings from the Federal Home Loan Bank of Atlanta increased 22% to $412 million compared to the prior year. Compared to the fourth quarter of 2008, such borrowings remained virtually level. The increase over the prior year was necessary to fund loan growth during the second and third quarters of 2008.

Stockholders’ equity totaled $392.5 million at March 31, 2009, and represented 11.2% of total assets, compared to 10.1% at March 31, 2008.   At March 31, 2009 the Company had a total risk-based capital ratio of 13.70%, a tier 1 risk-based capital ratio of 12.44% and a capital leverage ratio of 10.53% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes.

The provision for loan and lease losses totaled $10.6 million for the first quarter of 2009 compared to $2.7 million for the first quarter of 2008 and $17.8 million for the fourth quarter of 2008. As discussed above, these increases were primarily due to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

Loan charge-offs, net of recoveries totaled $1.3 million for the first quarter of 2009 compared to net recoveries of $0.1 million for the first quarter of 2008 and net charge-offs of $5.5 million for the fourth quarter of 2008. The allowance for loan and lease losses represented 2.43% of outstanding loans and leases and 48% of non-performing assets at March 31, 2009 compared to 2.03% of outstanding loans and leases and 70% of non-performing assets at December 31, 2008 and 1.18% of outstanding loans and leases and 59% of non-performing assets at March 31, 2008.

Non-performing assets totaled $125.8 million at March 31, 2009 compared to $72.2 million at December 31, 2008 and $46.9 million at March 31, 2008. The increase over the fourth quarter of 2008 was due primarily to one commercial loan and four residential real estate development loans that together totaled $46.2 million. The increase over the prior year also includes four residential real estate development loans, in addition to the five loans mentioned above, totaling $11.4 million.

Income Statement Review

Comparing the first quarter of 2009 and 2008, net interest income decreased by $1.5 million, or 6%, due primarily to the decline in market interest rates due to the effect of interest rate cuts by the Federal Reserve throughout 2008 and the growth in nonperforming assets mentioned above. Because of the competitive environment for deposits, loan and investment yields declined faster than rates paid on deposits. These factors produced a net interest margin decrease to 3.39% in 2009 from 3.99% in 2008.

Noninterest income decreased to $12.0 million in the first quarter of 2009 as compared to $12.7 million in the first quarter of 2008, a decrease of $0.7 million or 6%.  Service charges on deposit accounts decreased $0.2 million or 6% due primarily to lower overdraft fees while Visa check fees decreased $0.1 million or 8% compared to the first quarter of 2008. Fees on sales of investment products decreased $0.1 million or 15% and trust and investment management fees declined $0.1 million or 5%, both of which were due primarily to a decline in assets under management. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $0.3 million or 42% due largely to higher mortgage refinancing volumes reflecting market conditions. Other noninterest income also decreased $0.1 million or 7% compared to the first quarter of 2008.

Noninterest expenses were $24.3 million in the first quarter of 2009 compared to $24.7 million in the first quarter of 2008, a decrease of $0.4 million or 2%. Salaries and benefits expenses decreased $0.6 million or 4%, while marketing expenses decreased $0.1 million or 15% and expenses for outside data services decreased $0.3 million or 28% compared to the first quarter of 2008. These decreases were somewhat offset by an increase of $0.5 million or 13% in other noninterest expenses due to higher FDIC insurance premiums. The overall noninterest expense performance reflects the effect of stringent expense controls implemented as part of project LIFT.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET).   A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-795-3649; a password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) May 21, 2009.  A telephone voice replay will also be available during that same time period at 888-203-1112.  Please use pass code #4925898 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.5 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the second largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		%
	2009	2008	Change
Profitability for the period:
Net interest income	$25,025	$26,579	(6	) %
Provision for loan and lease losses	10,613	2,667	298
Noninterest income	11,974	12,696	(6)
Noninterest expenses	24,250	24,703	(2)
Income before income taxes	2,136	11,905	(82)
Net income	$2,217	$8,205	(73)
Net income available to common shareholders	$1,017	$8,205	(88)

Return on average assets (1)	0.12%	1.07%
Return on average common equity (1)	1.32%	10.45%
Net interest margin	3.39%	3.99%
Efficiency ratio - GAAP *	65.54%	62.90%
Efficiency ratio - Non-GAAP *	61.29%	59.18%

Per share data:
Basic net income per share	$0.14	$0.50	(72	) %
Basic net income per common share	0.06	0.50	(88)
Diluted net income per share	0.13	0.50	(74)
Diluted net income per common share	0.06	0.50	(88)
Dividends declared per common share	0.12	0.24	(50)
Book value per common share	19.06	19.50	(2)
Average fully diluted shares	16,433,788	16,407,778

At period-end:
Assets	$3,519,432	$3,160,896	11%
Deposits	2,553,912	2,340,568	9
Total loans and leases	2,461,845	2,364,023	4
Securities	661,169	434,987	52
Stockholders' equity	392,522	318,967	23

Capital and credit quality ratios:
Average equity to average assets	11.60%	10.28%
Allowance for loan and lease losses to loans and leases	2.43%	1.18%
Nonperforming assets to total assets	3.57%	1.48%
Annualized net charge-offs to average loans and leases	0.22%	-0.02%

(1) Calculation utilizes net income available to common shareholders

* The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.The non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Efficiency Ratios (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
GAAP efficiency ratio:	2009	2008
Noninterest expenses–GAAP	$24,250	$24,703

Net interest income plus noninterest income	36,999	39,275

Efficiency ratio–GAAP	65.54%	62.90%

Non-GAAP efficiency ratio:
Noninterest expense	$24,250	$24,703
Less non-GAAP adjustment:
Amortization of intangible assets	1,055	1,124
Noninterest expenses– as adjusted	23,195	23,579

Net interest income plus noninterest income	36,999	39,275
Plus non-GAAP adjustment:
Tax-equivalency	1,009	1,140
Less non-GAAP adjustments:
Securities gains	162	574
Net interest income plus noninterest
income – as adjusted	37,846	39,841

Efficiency ratio – Non-GAAP	61.29%	59.18%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31,		December 31,
	2009	2008	2008
Assets
Cash and due from banks	$46,380	$66,536	$44,738
Federal funds sold	392	48,032	1,110
Interest-bearing deposits with banks	126,286	11,112	59,381
Cash and cash equivalents	173,058	125,680	105,229

Residential mortgage loans held for sale (at fair value)	14,515	9,876	11,391
Investments available-for-sale (at fair value)	472,161	206,840	291,727
Investments held-to-maturity - fair value of $163,009, 209,937
and $175,908, respectively	156,877	202,344	171,618
Other equity securities	32,131	25,803	29,146

Total loans and leases	2,461,845	2,364,023	2,490,646
Less: allowance for loan and lease losses	(59,798)	(27,887)	(50,526)
Net loans and leases	2,402,047	2,336,136	2,440,120

Premises and equipment, net	50,981	53,780	51,410
Other real estate owned	5,093	661	2,860
Accrued interest receivable	11,937	13,201	11,810
Goodwill	76,816	78,111	76,248
Other intangible assets, net	11,128	15,507	12,183
Other assets	112,688	92,957	109,896
Total assets	$3,519,432	$3,160,896	$3,313,638

Liabilities
Noninterest-bearing deposits	$545,540	$445,088	$461,517
Interest-bearing deposits	2,008,372	1,895,480	1,903,740
Total deposits	2,553,912	2,340,568	2,365,257

Short-term borrowings	487,900	372,625	421,074
Long-term borrowings	16,340	67,312	66,584
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	33,758	26,424	33,861
Total liabilities	3,126,910	2,841,929	2,921,776

Stockholders' Equity
Preferred stock -- par value $1.00 (liquidation preference of $1,000 per share ) shares authorized 83,094, 0 and 83,094, respectively;
shares issued and outstanding 83,094, 0 and 83,094, respectively
(discount of $3,493, 0 and $3,654, respectively)	79,601	0	79,440
Common stock -- par value $1.00; shares authorized 49,916,906,
50,000,000 and 49,916,906, respectively; shares issued and
outstanding 16,414,523, 16,361,444 and 16,398,523, respectively	16,415	16,361	16,399
Warrants	3,699	0	3,699
Additional paid in capital	85,820	84,281	85,486
Retained earnings	213,453	219,019	214,410
Accumulated other comprehensive loss	(6,466)	(694)	(7,572)
Total stockholders' equity	392,522	318,967	391,862
Total liabilities and stockholders' equity	$3,519,432	$3,160,896	$3,313,638

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)	Three Months Ended
	March 31,
	2009	2008
Interest income:
Interest and fees on loans and leases	$33,233	$38,469
Interest on loans held for sale	280	96
Interest on deposits with banks	46	49
Interest and dividends on securities:
Taxable	3,195	2,698
Exempt from federal income taxes	1,972	2,331
Interest on federal funds sold	2	279
Total interest income	38,728	43,922
Interest expense:
Interest on deposits	9,454	13,022
Interest on short-term borrowings	3,446	3,279
Interest on long-term borrowings	803	1,042
Total interest expense	13,703	17,343
Net interest income	25,025	26,579
Provision for loan and lease losses	10,613	2,667
Net interest income after provision for loan and lease losses	14,412	23,912
Noninterest income:
Securities gains	162	574
Service charges on deposit accounts	2,863	3,030
Gains on sales of mortgage loans	1,022	722
Fees on sales of investment products	700	822
Trust and investment management fees	2,287	2,397
Insurance agency commissions	2,050	2,086
Income from bank owned life insurance	711	714
Visa check fees	638	696
Other income	1,541	1,655
Total noninterest income	11,974	12,696
Noninterest expenses:
Salaries and employee benefits	13,204	13,763
Occupancy expense of premises	2,775	2,799
Equipment expenses	1,514	1,439
Marketing	420	497
Outside data services	806	1,122
Amortization of intangible assets	1,055	1,124
Other expenses	4,476	3,959
Total noninterest expenses	24,250	24,703
Income before income taxes	2,136	11,905
Income tax expense (benefit)	(81)	3,700
Net income	$2,217	$8,205
Preferred stock dividends and discount accretion	1,200	0
Net income available to common shareholders	$1,017	$8,205

Basic net income per share	$0.14	$0.50
Basic net income per common share	0.06	0.50
Diluted net income per share	0.13	0.50
Diluted net income per common share	0.06	0.50
Dividends declared per common share	0.12	0.24

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)	2009	2008
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$39,737	$42,194	$43,228	$42,906	$45,062
Interest expense	13,703	14,356	13,961	14,726	17,343
Tax-equivalent net interest income	26,034	27,838	29,267	28,180	27,719
Tax-equivalent adjustment	1,009	1,164	1,180	1,061	1,140
Provision for loan and lease losses	10,613	17,791	6,545	6,189	2,667
Noninterest income	11,974	10,973	10,879	11,695	12,696
Noninterest expenses	24,250	27,233	25,267	24,886	24,703
Income (loss) before income taxes	2,136	(7,377)	7,154	7,739	11,905
Income tax expense (benefit)	(81)	(3,941)	1,795	2,088	3,700
Net Income (loss)	2,217	(3,436)	5,359	5,651	8,205
Net Income (loss) available to common shareholders	1,017	(3,770)	5,359	5,651	8,205
Financial ratios:
Return on average assets	0.12%	-0.42%	0.67%	0.73%	1.07%
Return on average common equity	1.32%	-4.70%	6.64%	7.09%	10.45%
Net interest margin	3.39%	3.73%	4.02%	3.96%	3.99%
Efficiency ratio - GAAP*	65.54%	72.34%	64.84%	64.11%	62.90%
Efficiency ratio - Non-GAAP *	61.29%	62.41%	58.27%	59.73%	59.18%
Per share data:
Basic net income per share	$0.14	$(0.21)	$0.33	$0.35	$0.50
Basic net income per common share	$0.06	$(0.23)	$0.33	$0.35	$0.50
Diluted net income per share	$0.13	$(0.21)	$0.33	$0.34	$0.50
Diluted net income per common share	$0.06	$(0.23)	$0.33	$0.34	$0.50
Dividends declared per common share	$0.12	$0.24	$0.24	$0.24	$0.24
Book value per common share	$19.06	$19.05	$19.51	$19.56	$19.50
Average fully diluted shares	16,433,788	16,434,214	16,418,588	16,427,213	16,407,778
Noninterest income breakdown:
Securities gains	$162	$1	$9	$79	$574
Service charges on deposit accounts	2,863	3,297	3,249	3,202	3,030
Gains on sales of mortgage loans	1,022	516	397	653	722
Fees on sales of investment products	700	928	820	905	822
Trust and investment management fees	2,287	2,201	2,380	2,505	2,397
Insurance agency commissions	2,050	1,183	1,282	1,357	2,086
Income from bank owned life insurance	711	719	742	727	714
Visa check fees	638	691	727	761	696
Other income	1,541	1,437	1,273	1,506	1,655
Total	11,974	10,973	10,879	11,695	12,696
Noninterest expense breakdown:
Salaries and employee benefits	$13,204	$13,441	$11,949	$13,862	$13,763
Occupancy expense of premises	2,775	2,612	2,732	2,619	2,799
Equipment expenses	1,514	1,642	1,515	1,560	1,439
Marketing	420	652	526	488	497
Outside data services	806	1,054	1,116	1,081	1,122
Amortization of intangible assets	1,055	1,103	1,103	1,117	1,124
Goodwill impairment loss	0	1,909	2,250	0	0
Other expenses	4,476	4,820	4,076	4,159	3,959
Total	24,250	27,233	25,267	24,886	24,703

* The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.The non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)	2009	2008
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$461,359	$457,571	$452,815	$461,000	$459,768
Residential construction loans	163,861	189,249	221,630	199,602	183,690
Commercial mortgage loans	859,882	847,452	804,728	752,905	732,692
Commercial construction loans	222,805	223,169	247,930	273,059	256,714
Commercial loans and leases	342,870	366,978	358,097	356,256	354,509
Consumer loans	411,068	406,227	397,218	386,126	376,650
Total loans and leases	2,461,845	2,490,646	2,482,418	2,428,948	2,364,023
Less: allowance for loan and lease losses	(59,798)	(50,526)	(38,266)	(33,435)	(27,887)
Net loans and leases	2,402,047	2,440,120	2,444,152	2,395,513	2,336,136
Goodwill	76,816	76,248	75,701	78,376	78,111
Other intangible assets, net	11,128	12,183	13,286	14,390	15,507
Total assets	3,519,432	3,313,638	3,195,117	3,164,123	3,160,896
Total deposits	2,553,912	2,365,257	2,248,812	2,294,791	2,340,568
Customer repurchase agreements	91,928	75,106	77,630	93,919	101,666
Total stockholders' equity	392,522	391,862	319,700	320,218	318,967
Quarterly average balance sheets:
Residential mortgage loans	$481,721	$457,956	$463,778	$462,858	$463,597
Residential construction loans	176,811	208,616	210,363	193,822	174,626
Commercial mortgage loans	854,402	833,752	779,652	733,905	690,289
Commercial construction loans	224,229	236,176	253,806	261,360	266,098
Commercial loans and leases	359,820	361,731	356,327	359,287	351,862
Consumer loans	408,843	400,937	391,640	380,911	378,261
Total loans and leases	2,505,826	2,499,168	2,455,566	2,392,143	2,324,733
Securities	536,981	431,858	423,082	431,182	427,819
Total earning assets	3,117,590	2,972,173	2,898,968	2,862,012	2,795,453
Total assets	3,375,715	3,235,432	3,167,145	3,134,440	3,072,428
Total interest-bearing liabilities	2,471,762	2,405,890	2,363,299	2,344,266	2,311,629
Noninterest-bearing demand deposits	476,361	458,538	453,281	441,330	412,369
Total deposits	2,431,471	2,305,880	2,264,990	2,306,867	2,260,837
Customer repurchase agreements	69,212	84,012	81,158	92,968	94,841
Stockholders' equity	391,673	342,639	321,028	320,409	315,755
Capital and credit quality measures:
Average equity to average assets	11.60%	10.59%	10.14%	10.22%	10.28%
Allowance for loan and lease losses to loan and leases	2.43%	2.03%	1.54%	1.38%	1.18%
Nonperforming assets to total assets	3.57%	2.18%	2.14%	2.05%	1.48%
Annualized net charge-offs (recoveries) to
average loans and leases	0.22%	0.88%	0.28%	0.11%	(0.02)%
Miscellaneous data:
Net charge-offs (recoveries)	$1,341	$5,531	$1,714	$642	$(129)
Nonperforming assets:
Non-accrual loans and leases	110,761	67,950	64,246	60,373	37,353
Loans and leases 90 days past due	9,545	1,038	2,074	2,538	8,244
Restructured loans and leases	395	395	395	655	655
Other real estate owned, net	5,094	2,860	1,698	1,352	661
Total nonperforming assets	125,795	72,243	68,413	64,918	46,913

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Three Months Ended March 31,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$481,721	$7,185	5.97%	$463,597	$7,296	6.30%
Residential construction loans	176,811	2,372	5.44	174,626	2,770	6.38
Commercial mortgage loans	854,402	13,266	6.30	690,289	11,848	6.90
Commercial construction loans	224,229	1,821	3.29	266,098	4,426	6.69
Commercial loans and leases	359,820	4,845	5.45	351,862	6,546	7.48
Consumer loans	408,843	4,024	3.99	378,261	5,679	6.04
Total loans and leases	2,505,826	33,513	5.41	2,324,733	38,565	6.66
Securities*	536,981	6,176	4.74	427,819	6,169	5.84
Interest-bearing deposits with banks	71,571	46	0.26	6,949	49	2.81
Federal funds sold	3,212	2	0.24	35,952	279	3.12
TOTAL EARNING ASSETS	3,117,590	39,737	5.17%	2,795,453	45,062	6.48%

Less: allowance for loan and lease losses	(53,416)			(25,844)
Cash and due from banks	47,023			50,160
Premises and equipment, net	51,408			54,364
Other assets	213,110			198,295
Total assets	$3,375,715			$3,072,428

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$242,799	$121	0.20%	$241,177	$171	0.28%
Regular savings deposits	147,537	55	0.15	153,365	120	0.32
Money market savings deposits	713,295	2,416	1.37	709,009	4,667	2.65
Time deposits	851,479	6,863	3.27	744,917	8,064	4.35
Total interest-bearing deposits	1,955,110	9,455	1.96	1,848,468	13,022	2.83
Borrowings	516,652	4,248	3.33	463,161	4,321	3.75
TOTAL INTEREST-BEARING LIABILITIES	2,471,762	13,703	2.25	2,311,629	17,343	3.01

Noninterest-bearing demand deposits	476,361			412,369
Other liabilities	35,917			32,675
Stockholder's equity	391,675			315,755
Total liabilities and stockholders' equity	$3,375,715			$3,072,428

Net interest income and spread on a fully tax
equivalent basis		26,034	2.92%		27,719	3.47%
Less: tax equivalent adjustment		1,009			1,140
Net interest income		25,025			26,579

Interest income/earning assets			5.17%			6.48%
Interest expense/earning assets			1.78			2.49
Net interest margin			3.39%			3.99%

*Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.50% (or a combined marginal federal and state rate of 39.88%) for 2009 and 2008, to increase tax-exempt interest income to a taxable-equivalent basis.  The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $4.1 million in 2009 and $4.6 million in 2008.